Exhibit 99.1

Contact: Jim Gustafson

Investor Relations

DaVita HealthCare Partners Inc.

(310) 536-2585

DaVita HealthCare Partners Inc. Announces Upsizing and Pricing of Senior Notes Offering

DENVER, April 14, 2015 – DaVita HealthCare Partners Inc. (NYSE: DVA) (the “Company”) announced today the upsizing and pricing of its previously announced offering of senior notes due 2025 (the “Senior Notes”). The principal amount of the Senior Notes was increased from $1.25 billion to $1.5 billion, and the Senior Notes were priced at 100.00% of their face amount to yield a 5.00% coupon. The offering is expected to close on April 17, 2015, subject to satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the offering to repurchase or redeem its outstanding 6 5/8% Senior Notes due 2020 (the “Outstanding Notes”), to pay related transaction fees and expenses, and for general corporate purposes, which may include future acquisitions and share repurchases. On April 14, 2015, the Company commenced a cash tender offer to purchase the Outstanding Notes. The offering is not conditioned upon the consummation of the tender offer for the Outstanding Notes. The Senior Notes will be guaranteed by certain of the Company’s domestic subsidiaries.

The Senior Notes are being offered pursuant to an effective registration statement filed with the Securities and Exchange Commission. BofA Merrill Lynch, Barclays, Credit Suisse, Goldman, Sachs & Co., J.P. Morgan, Morgan Stanley, SunTrust Robinson Humphrey and Wells Fargo Securities are acting as joint book-running managers for the offering. Credit Agricole CIB, MUFG, Scotiabank and SMBC Nikko are acting as co-managers for the offering.

The offering of Senior Notes is being made only by means of the prospectus supplement and accompanying prospectus. You may obtain copies of the prospectus supplement and accompanying prospectus from (i) BofA Merrill Lynch at 222 Broadway, New York, NY 10038, Attention: Prospectus Department, or email: dg.prospectus_requests@baml.com, (ii) Barclays Capital Inc. at (888) 603-5847 or Barclaysprospectus@ broadridge.com, (iii) Credit Suisse Securities (USA) LLC at (800) 221-1037 or Newyork.prospectus@credit-suisse.com, (iv) Goldman, Sachs & Co. at (866) 471-2526 or prospectus-ny@ny.email.gs.com, (v) J.P. Morgan Securities LLC at (800) 245-8812, (vi) Morgan Stanley & Co. LLC at (866) 718-1649, (vii) SunTrust Robinson Humphrey, Inc. at (404) 926-5052 and (viii) Wells Fargo Securities, LLC at (800) 326-5897 or cmclientsupport@wellsfargo.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About DaVita HealthCare Partners

DaVita HealthCare Partners Inc., a Fortune 500® company, is the parent company of DaVita Kidney Care and HealthCare Partners (“HCP”). DaVita Kidney Care is a leading provider of kidney care in the United States, delivering dialysis services to patients with chronic kidney failure and end stage renal disease. As of December 31, 2014, DaVita Kidney Care operated or provided administrative services at 2,179 outpatient dialysis centers located in the United States serving approximately 173,000 patients. The company also operated or provided administrative services to a total of 91 outpatient dialysis centers located in 10 countries outside the United States. HealthCare Partners manages and operates medical groups and affiliated physician networks in Arizona, California, Nevada, New Mexico, and Florida. As of December 31, 2014, HealthCare Partners provided integrated care management for approximately 837,000 patients.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws, including statements related to the anticipated offering and the intended use of proceeds from such offering. Factors that could impact these statements include the uncertainties associated with the risk factors set forth in our SEC filings, including our annual report on Form 10-K for the year ended December 31, 2014, our subsequent quarterly and annual reports, our current reports on Form 8-K and the registration statement filed on Form S-3 and the related prospectus supplement filed in connection with the offering of the Senior Notes. The forward-looking statements should be considered in light of these risks and uncertainties.

These risks and uncertainties include, but are not limited to, and are qualified in their entirety by reference to the full text of those risk factors in our SEC filings relating to:

•	risks resulting from the concentration of profits generated by higher-paying commercial payor plans for which there is continued downward pressure on average realized payment rates, and a reduction in the number of patients under such plans, which may result in the loss of revenues or patients,

•	a reduction in government payment rates under the Medicare End Stage Renal Disease program or other government-based programs,

•	the impact of the Center for Medicare and Medicaid Services (CMS) 2015 Medicare Advantage benchmark structure,

•	risks arising from potential federal and/or state legislation that could have an adverse effect on our operations and profitability,

•	changes in pharmaceutical or anemia management practice patterns, payment policies, or pharmaceutical pricing,

•	legal compliance risks, including our continued compliance with complex government regulations, compliance with the provisions of our current corporate integrity agreement, and current or potential investigations by various government entities and related government or private-party proceedings, and ,restrictions on our business and operations required by a corporate integrity agreement and other settlement terms, and the financial impact thereof,

•	continued increased competition from large and medium-sized dialysis providers that compete directly with us,

•	our ability to maintain contracts with physician medical directors, changing affiliation models for physicians, and the emergence of new models of care introduced by the government or private sector, that may erode our patient base and reimbursement rates, such as accountable care organizations, independent practice associations and integrated delivery systems, or to businesses outside of dialysis and HCP’s business,

•	our ability to complete acquisitions, mergers or dispositions that we might be considering or announce, or to integrate and successfully operate any business we may acquire or have acquired, including HCP, or to expand our operations and services to markets outside the United States,

•	variability of our cash flows,

•	the risk that we might invest material amounts of capital and incur significant costs in connection with the growth and development of our international operations, yet we might not be able to operate them profitably anytime soon, if at all,

•	risks arising from the use of accounting estimates, judgments and interpretations in our financial statements,

•	loss of key HCP employees, potential disruption from the HCP transaction making it more difficult to maintain business and operational relationships with customers, partners, associated physicians and physician groups, hospitals and others,

•	the risk that laws regulating the corporate practice of medicine could restrict the manner in which HCP conducts its business,

•	the risk that the cost of providing services under HCP’s agreements may exceed our compensation,

•	the risk that reductions in reimbursement rates, including Medicare Advantage rates, and future regulations may negatively impact HCP’s business, revenue and profitability,

•	the risk that HCP may not be able to successfully establish a presence in new geographic regions or successfully address competitive threats that could reduce its profitability,

•	the risk that a disruption in HCP’s healthcare provider networks could have an adverse effect on HCP’s business operations and profitability,

•	the risk that reductions in the quality ratings of health maintenance organization plan customers of HCP could have an adverse effect on HCP’s business, and

•	the risk that health plans that acquire health maintenance organizations may not be willing to contract with HCP or may be willing to contract only on less favorable terms.

We base our forward-looking statements on information currently available to us at the time of this release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying factors, new information, future events or otherwise.